UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

NEW ERA MARKETING, INC. (Exact name of registrant as specified in its charter)

Nevada	333-135647	20-3155365
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10620 Southern Highlands Parkway Suite 110-433 Las Vegas, Nevada 89141 (Address of principal executive office)

(626) 335-7750 (Registrant’s telephone number, including area code)

________________________________________________________________ (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

The Board of Directors of New Era Marketing, Inc. approved an amendment to the Registrant’s Articles of Incorporation increasing the number of authorized shares of Common Stock from 70,000,000 to 840,000,000 and effecting a twelve-for-one forward split of the Registrant’s outstanding shares of common stock. Approval of the Registrant’s stockholders was not required to be obtained, as authorized by NRS Section 78.207, et seq. The forward split was effective as of the close of business on November 20, 2006. As a result of the forward stock split, each share of the Registrant’s common stock outstanding on such date will be split into twelve shares of the Registrant’s common stock.

A copy of the Certificate of Amendment to the Registrant’s Articles of Incorporation is filed herewith as Exhibit 3.1.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 20, 2006, the Registrant filed a Certificate of Amendment to its Articles of Incorporation to increase the number of authorized shares of Common Stock from 70,000,000 to 840,000,000 and provide for a twelve for one forward split of the Registrant’s shares of common stock outstanding on such date. A description of the forward split is contained in Item 3.03 of this Current Report on Form 8-K which description is incorporated herein by this reference.

Item 9.01	Financial statements and Exhibits

(c)	Exhibits

The following exhibit is filed as part of this report:

3.1	Certificate of Amendment to the Registrant’s Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ERA MARKETING, INC.

Date: November 14, 2006	By: /s/ Joseph MacKenzie
Joseph MacKenzie
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Registrant’s Articles of Incorporation

4